THIRD RESTATED BYLAWS OF BRUNSWICK TECHNOLOGIES, INC.



                                    ARTICLE I

                                     Offices

Section 1 Registered Office. The registered office of the Corporation shall be as set forth in the Articles of Incorporation.

Section 2 Other Offices. The Corporation may have such other offices, either within or without the State of Maine, as the Board of Directors may designate or as the business of the Corporation may require.


                                   ARTICLE II

                                  Shareholders

Section 1 Annual Meeting. The annual meeting of the shareholders shall be held during the months of April or May in each year, or at such other time as shall be fixed by the Board of Directors, for the purpose of electing directors and the transaction of such other business as may come before the meeting as further provided in these bylaws. The hour, date and place may subsequently be changed at any time by vote of the Board of Directors. If no annual meeting has been held for a period of thirteen months after the end of the Corporation's last annual meeting orf shareholders, a special meeting in lieu thereof may be held and such special meeting shall have for the purposes of thes bylaws or otherwise all the force and effect of an annual meeting. Unless otherwise expressly provided to the contrary, any and all references hereinafter to these By-Laws to annual meeting or annual meetings shall also be deemed to refer to any special meeting(s) in lieu thereof.

Section 2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may only be called by the President, the Chairman of the Board of Directors, a majority of the Board of Directors, or the holders of not less than 10% of the stock entitled to vote at the meeting At a special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been stated in the written notice of the special meeting and otherwise properly brought before the special meeting.

Section 3 Place of Meeting. All shareholders' meetings shall be held at the registered office of the Corporation or at such place or places, within or without the State of Maine, as may from time to time be fixed by the Board of Directors, or as shall be specified or fixed in respective notices or waivers of notice thereof.

Section 4 Notice of Meeting; Adjournments. Unless otherwise provided by law, by these By-Laws or by the Articles of Incorporation, written notice of the place, date and hour of all meetings of the Shareholders and stating the purposes of the meeting shall be given at least ten (10) and not more than sixty (60) days before the meeting to each Shareholder who is entitled to vote thereat and to each Shareholder who is otherwise entitled by law or by the Articles of Incorporation to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such Shareholder at the address of such Shareholder as it appears in the stock transfer records of the Corporation. Such notice shall be deemed to have been delivered when hand delivered to such address or when deposited in the mails so addressed with postage prepaid and shall be given by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer or by a person designated either by the Clerk, by the person or persons calling the meeting or by the Board of Directors. Whenever notice of a meeting is required to be given to Shareholders under any provision of law, of the Articles of Incorporation, or of these By-Laws, a waiver thereof by any method specified in Me. Rev. Stat. Ann. tit. 13-A, ss.605 or any successor statute, by such Shareholder or his attorney thereunto authorized, and filed with the records of the meeting, or the attendance of such shareholders at such meeting other than for the express purpose of objecting at the beginning of the meeting to the transaction of any business on grounds that the meeting was not lawfully called or convened, shall be deemed equivalent to such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of shareholders need be specified in any written waiver of notice.

         The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of shareholders, and a record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting or record date has been sent or made pursuant to Section 5 of this Article II or Section 3 of Article III hereof or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled Annual Meeting of Shareholders commence a new time period for the giving of a shareholder's notice under Section 5 of Article II and Section 3 of Article III of these By-laws.

         When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the shareholders to consider fully information that the Board of Directors determines has not been made sufficiently or timely available to shareholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any annual or special meeting of shareholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned, and as otherwise required by law.


         Section 5.  Matters to be Considered at an Annual Meeting.

         At any annual meeting of shareholders or any special meeting in lieu of annual meeting of shareholders (the "Annual Meeting"), only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such Annual Meeting. To be considered as properly brought before an Annual Meeting, business must be: (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the shareholders as set forth below and as of the record date for the Annual Meeting in question) of any shares of capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the requirements set forth in this Section 5.

         In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a shareholder of record of any shares of capital stock entitled to vote at such Annual Meeting, such shareholder shall: (i) give timely notice as required by
Section 5 of these bylaws to the Clerk of the Corporation and (ii) be present at such meeting, either in person or by a representative. A shareholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 60 days nor more than 150 days prior to the anniversary date of the immediately preceding Annual Meeting (the "Anniversary Date"); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a shareholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of
(A) the 60th day prior to the scheduled date of such Annual Meeting or (B) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

         For all  purposes  of  these  By-laws,  including  without  limitation,
Section 3 of Article III of these By-laws, "public announcement" shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K), or (iii) a letter or report sent to shareholders of record of the Corporation at the time of the mailing of such letter or report.

         A shareholder's notice to the Clerk shall set forth as to each matter proposed to be brought before an Annual Meeting (other than a shareholders proposal made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")): (i) a brief description of the business the shareholder desires to bring before such Annual Meeting and the reasons for conducting such business at such Annual Meeting, (ii) the name and address, as they appear on the Corporation's stock transfer books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock beneficially owned by the shareholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such shareholder's name on such books, and the class and number of shares of the Corporation's capital stock beneficially owned by such beneficial owners, (v) the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal, and the class and number of shares of the Corporation's capital stock beneficially owned by such other shareholders, and (vi) any material interest of the shareholder proposing to bring such business before such meeting (or any other shareholders known to be supporting such proposal) in such proposal.

         If the Board of Directors or a designated committee thereof determines that any shareholder proposal was not made in a timely fashion in accordance with the provisions of this Section 5 or that the information provided in a shareholder's notice does not satisfy the information requirements of this
Section 5 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any shareholders proposal in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the shareholder proposal was made in accordance with the terms of this Section 5. If the presiding officer determines that any shareholder proposal was not made in a timely fashion in accordance with the provisions of this Section 5 or that the information provided in a shareholder's notice does not satisfy the information requirements of this Section 5 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a shareholders proposal was made in accordance with the requirements of this Section 4, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such proposal.

         Notwithstanding the foregoing provisions of this Section 5, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 6 Record Date. For purposes of determining shareholders entitled to receive notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive payment of a dividend or other distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty
(60) days and, in the case of a meeting of shareholders, not less than ten (10) full days prior to the date on which a particular action, requiring such determination of shareholders, is to be taken. The directors may, in lieu of fixing a record date, provide that the stock transfer books shall be closed for a stated period not to exceed sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) full days immediately preceding the date of such meeting. If the stock transfer books are not closed and no record date is fixed for determination of shareholders entitled to receive notice of, or to vote at, a meeting of shareholders or for determination of shareholders entitled to receive payment of a dividend or other distribution, the day next preceding the date on which notice of the meeting is mailed or the day next preceding the date on which the resolution of the Board of Directors declaring such dividend or other distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders is made, such determination shall apply to any adjournment thereof for less than thirty (30) days. The Board of Directors shall fix a new record date for the adjourned meeting if the adjournment is for more than thirty (30) days.

Section 7 Voting Record. It shall be the duty of the officer or agent having charge of the stock transfer books of the Corporation to prepare, at least ten
(10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, specifying the address of and the number of shares held by each. Such list shall be open for said 10 days to the examination of any shareholder at the place where said meeting is to be held and shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any shareholder who may be present.

Section 8 Quorum. A majority of the voting power of outstanding shares of all classes of stock of the Corporation entitled to vote on any matter, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders for purposes of voting on that matter. except that if two or more classes or series of stock are entitled to vote on any matter as separate classes or series, then in the case of each such class or series a quorum for that matter shall consist of a majority of the voting power of all stock of that class or series issued and outstanding; and except when a larger quorum is required by law, by the Articles of Incorporation or by these By-Laws. If less than a quorum is present at any such meeting, the holders of a majority of the voting power of all classes of stock issued, outstanding and entitled to vote at such meeting that are present in person or by proxy at such meeting or the presiding officer of the meeting may adjourn the meeting from time to time, and the meeting may be held as adjourned without further action other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned and otherwise as may be required by law. At any such adjourned meeting at which a quorum is present or represented by proxy, any business may be transacted which might have been transacted at the meeting of which notice was originally given. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 9 Proxies. At all meetings of shareholders, a shareholder may vote in person or by a proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Clerk of the Corporation or the presiding officer of the meeting before, or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise expressly and conspicuously provided in the proxy. Every proxy shall be revocable unless it expressly and conspicuously states that it is irrevocable and unless it otherwise complies with the requirements of law. Unless otherwise specifically limited by their terms or as otherwise provided by law, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

Section 10 Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, provided that, with respect to matters as to which fewer than all classes of stock are entitled to vote, each outstanding share of the class or classes of stock so entitled shall be entitled to one vote upon each such matter. Neither treasury shares nor shares of its own stock held by the Corporation nor shares hypothecated to the Corporation shall be entitled to vote.

         Except to the extent that the vote of a greater number of shares or voting by classes or series of shares is required by statute or by the Articles of Incorporation of the

Corporation, at any meeting of shareholders which has been duly called, or notice and call of which has been unanimously waived, and at which a quorum is present, any corporate action shall be authorized by a majority of the votes of all classes of stock that are present at such meeting in person or by proxy and entitled to be cast at the meeting, voting together as a single class, which are cast at the meeting.

         Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine.

         Shares held by a personal representative, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into such trustee's name, which transfer shall reflect his or her capacity as trustee.

         Shares standing in the name of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is conferred by statute or is authorized by the court which appointed such receiver.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred on the records of the Corporation into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so long as they stand of record in the pledgee's name.

Section 11 Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if written consents, setting forth the action so taken, are signed by the holders of all outstanding shares entitled to vote on such action and are filed with the Clerk of the Corporation as part of the corporate records. Such written consents shall have the same effect as a unanimous vote of the shareholders.

         Section 12.  Presiding Officer.
         The Chairman, or in his absence, the President, shall preside at all annual or special meetings of shareholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 5 and 7 of this Article II. The order of business and all other matters of procedure at any meeting of the shareholders shall be determined by the presiding officer.

         Section 13.  Voting Procedures and Inspectors of Elections.
         The Board of Directors, shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders (or none has been designated by the Board of Directors), the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. The inspector shall perform such duties as are required by the Maine Business Corporation Act, as amended from time to time, including the counting of all votes and ballots. The inspectors may, with the approval of the presiding officer, appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. All determinations by the inspector(s) and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

                                   ARTICLE III

                               Board of Directors

Section 1 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2 Number, Tenure and Qualification. The number of Directors of the Corporation shall be as set forth in the Corporation's Articles of Incorporation. Directors shall be elected annually and shall hold office until the next annual meeting of shareholders and until their respective successors shall have been elected and qualified. Directors need not be residents of the State of Maine nor shareholders of the Corporation.

         Section 3.  Director Nominations.

         Nominations of candidates for election as Directors of the Corporation at any Annual Meeting may be made (a) by, or at the direction of, a majority of the Board of Directors or (b) by any holder of record (both as of the time notice of such nomination is given by the shareholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the procedures set forth in this Section 3. Any shareholder who seeks to make such a nomination or his representative must be present in person at the Annual Meeting. Only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as Directors at an Annual Meeting.

         Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Clerk of the Corporation as set forth in this Section 3. A shareholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 60 days nor more than 150 days prior to the Anniversary Date; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the
Anniversary Date or more than 60 days after the Anniversary Date, a shareholder's notice shall be timely if delivered to, or mailed and received by, the Corporation at its principal executive office not later than the close of business on the later of (i) the 60th day prior to the scheduled date of such Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

         A shareholder's notice to the Clerk shall set forth as to each person whom the shareholder proposes to nominate for election or re-election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such shareholders notice, and
(iv) the consent of each nominee to serve as a Director if elected. A shareholder's notice to the Clerk shall further set forth as to the shareholders giving such notice (i) the name and address, as they appear on the Corporation's stock transfer books, of such shareholders and of the beneficial owners (if any) of the Corporation's capital stock registered in such shareholder's name and the name and address of other shareholder known by such shareholders to be supporting such nominee(s), (ii) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned or represented by proxy by such shareholders and by any other shareholders known by such shareholders to be supporting such nominee(s) on the record date for the Annual Meeting in question (if such date shall then have been made publicly available) and on the date of such shareholder's notice, and (iii) a description of all arrangements or understandings between such shareholders and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.

         If the Board of Directors or a designated committee thereof determines that any shareholder nomination was not timely made in accordance with the terms of this Section 3 or that the information provided in a shareholder's notice does not satisfy the informational requirements of this Section 3 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 3, the presiding officer of the Annual Meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any shareholder nomination was not timely made in accordance with the terms of this Section 3 or that the information provided in a shareholder's notice does not satisfy the informational requirements of this Section 3 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section 3, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such nominee.

         Notwithstanding anything to the contrary in the second sentence of the second paragraph of this Section 3, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 75 days prior to the Anniversary Date, a shareholder's notice required by this
Section 3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the

Corporation at its principal executive office not later than the close of business on the 15th day following the day on which such public announcement is first made by the Corporation.

         No person shall be elected by the shareholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 3. Election of Directors at the Annual Meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such Annual Meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at the Annual Meeting in accordance with the procedures set forth in this Section 3 shall be provided for use at the Annual Meeting.

Section 4 Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places within or without the State of Maine as the Board of Directors may from time to time fix and, when so fixed, no notice thereof need be given, provided that any Director who is absent when such times and places are fixed shall be given notice as provided in Section 6 of this Article III of the fixing of such times and places, and provided further that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of Shareholders. The first meeting of the Board of Directors following the annual meeting of the Shareholders may be held without notice immediately after and at the same place as the annual meeting of the Shareholders or the special meeting held in lieu thereof. If in any year a meeting of the Board of Directors is not held at such time and place, any action to be taken may be taken at any later meeting of the Board of Directors with the same force and effect as if held or transacted at such meeting.


Section 5 Special Meetings. Special meetings of the Directors may be called by the Chairman of the Board, by the President or if the Chairman and the President are absent or are unable to act, by any other officer, or by any two directors. The person or persons authorized to call special meetings of the Board of Directors may designate any place, either within or without the State of Maine, as the place for holding any special meeting of the Board of Directors.

Section 6 Notice. Notice of any special meeting shall be given by any usual means of communication, including facsimile transmission, not less than three business days before the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, properly addressed, with postage thereon prepaid. Any director may waive notice of any meeting by signing a waiver of notice, either before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting has not been properly called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting, unless the Articles of Incorporation, or provisions of law so require.

Section 7 Quorum. A majority of the directors in office at the time, present at any regular or special meeting of the Board of Directors, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is present, and the meeting may be held as adjourned without further notice, if the time and place to which the meeting is adjourned are fixed and announced at the meeting.

Section 8 Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, no business may be transacted except the adjournment of the meeting as herein provided. If at any time there are fewer directors in office than one half of the number of Directors fixed by these Bylaws, the directors then in office may transact no other business than the filling of vacancies on the Board of Directors, in the manner and to the extent provided by Me. Rev. Stat. Ann. tit. ss. 13-A, 706, or any successor provision, until sufficient vacancies have been filled so that there are in office at least one half of the number of directors fixed by the Bylaws or the Articles of Incorporation.

Section 9 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if prior or subsequent to such action a written consent thereto is signed by all members of the Board and such written consent is filed with the minutes of the proceedings of the Board.

Section 10 Vacancies. Any vacancy created by an increase in the number of the Board of Directors shall be filled only by election at an annual meeting or a special meeting of shareholders called for that purpose, unless the power to fill specific newly created directorships is expressly delegated to the directors by a resolution adopted by a majority of each class of stock entitled to vote for the election of directors at a regular or special meeting of the shareholders. Any other vacancy, however occurring, in the Board of Directors may be filled by a majority of the remaining directors or by a sole remaining director. Any Director elected to fill any vacancy shall be elected for the unexpired term of his or her predecessor and until his or her successor shall be duly elected and shall qualify or until such Director's earlier death, resignation or removal.

Section 11 Compensation. By resolution of the Board of Directors, each Director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of either standing or special committees may be allowed such compensation as the directors may determine for attending committee meetings.

Section 12 Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or such dissent is forwarded by registered mail to the clerk of the Corporation immediately after adjournment of the meeting. Such rights of dissent shall not apply to a Director who voted in favor of such action.

Section 13 Committees. The Board of Directors, by a resolution passed by a majority of the directors then in office, may designate one or more committees, each committee to consist of two or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided by the Board, shall have in their exercise, subject to limitations imposed by statute, the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 14 Participation in Meeting by Telephone. Members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment at which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 15 Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in connection with such action, suit or proceeding. Nevertheless, no indemnification shall be provided for any person with respect to any matter as to which such person shall have been finally adjudicated in any action, suit or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order or conviction adverse to such person or by settlement or plea of nolo contendere or its equivalent shall not of itself create a presumption that such person did not act in good faith in the reasonable belief that his or her action was in the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Any indemnification provided hereunder, unless ordered by a court, shall be made by the Corporation only as authorized in each specific case upon a determination that such indemnification of the director, officer, employee or agent is proper under the circumstances because he or she has met the applicable standard of conduct set forth herein. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding or, if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the shareholders. Such a determination, once made by the Board of Directors, may not be revoked by the Board of Directors, and, upon the making of such determination by the Board of Directors, the director, officer, employee or agent may enforce the indemnification against the Corporation by a separate action notwithstanding any attempted or actual subsequent action by the Board of Directors.

         Expenses incurred in defending any civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, in the manner herein provided, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as provided in this section.

         The indemnification provided by this section shall not be deemed exclusive of any other rights to which the person indemnified may be entitled under any bylaw, agreement, or vote of shareholders or disinterested directors, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person. A right to indemnification required by these Bylaws may be enforced by a separate action against the Corporation, if an order for indemnification has not been entered by a court in any action, suit or proceeding in respect to which indemnification is sought.

         The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this section.


                                   ARTICLE IV

                                    Officers

Section 1 Title and Number. The officers of the Corporation shall consist of a Chairman of the Board of Directors, a President, a Treasurer, a Clerk and such other officers as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person. The salaries of the officers shall be determined by the Board of Directors or a committee duly designated thereby and may be altered from time to time except as otherwise provided by contract. All officers shall be entitled to be paid or reimbursed for all costs and expenditures incurred in the Corporation's business.

Section 2 Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the regular annual meeting of the Directors and shall hold their offices until their successors are chosen and have qualified or until their earlier resignation or removal from office. In the event the officers to be elected by the Board should not be elected at such meeting, they may be chosen at any subsequent meeting of the Board of Directors.

Section 3 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4 Vacancies. Any vacancy, however occurring, in any office, may be filled by the Board of Directors.

Section 5 Chairman of the Board of Directors. The Chairman of the Board of Directors, sometimes referred to herein as the Chairman, shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors, the Chairman shall be responsible for directing the business and affairs of the Corporation including implementation of long range objectives, policies and plans; shall, when present, preside at all meetings of the shareholders and of the Board of Directors; shall sign, together with the Clerk or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chairman and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6 President. The President shall be the chief operating officer of the Corporation. In the absence of the Chairman or in the event of his death, inability or refusal to act, the President shall perform the duties of the Chairman and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman. The President shall perform such other duties as from time to time may be assigned to him by the Chairman or by the Board of Directors.

Section 7 Clerk. The Clerk shall keep, in a book kept for such purpose, the records of all shareholders' and directors' meetings, including records of all votes and minutes of such meetings; such book shall be kept at the registered office of the Corporation or at another office of the Corporation to which the Clerk has ready access. Wherever kept, such book shall be deemed to be in the custody of the Clerk. The Clerk shall keep on file lists of shareholders entitled to vote at each meeting; and shall keep on file the most recent list of shareholders. The Clerk may certify all votes, resolutions and actions of the shareholders and may certify all votes, resolutions and actions of the Board of Directors and its committees, and he or she shall perform such other duties as these Bylaws provide.

Section 8 Treasurer. The Treasurer shall keep full and accurate accounts of receipts and disbursements and books belonging to the Corporation and shall deposit all monies and other valuable effects in its name and to its credit in such depositories as may be designated by the Board of Directors. The Treasurer shall disperse the funds of the Corporation as may be ordered by the Board, taking proper vouchers therefor, and shall render to the Chairman and Directors at the regular meetings of the Board, or whenever they may require, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer may sign checks, drafts or orders for the payment of money unless otherwise provided by resolution of the Board of Directors and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman or the Board of Directors.

Section 9 Delegation of Authority. In the case of the absence of any officer of the Corporation for any reason that the Board may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any Director, employee, shareholders or agent for whatever period of time seems desirable, providing that a majority of the entire Board concurs therein.

Section 10 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a Director of the Corporation.

                                    ARTICLE V

                      Contracts. Loans Checks and Deposits

Section 1 Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences on indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                   ARTICLE VI

                                  Resignations

Section 1 Any director or other elected officer or member of any committee, except the Clerk, may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein. If no time is specified, it shall take effect from the time of its receipt by the Clerk, who shall record such resignation, noting the day, hour and minute of its reception. The acceptance of a resignation shall not be necessary to make it effective. The Clerk may resign only as provided by law.


                                   ARTICLE VII

                   Certificates for Shares and Their Transfer

Section 1 Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Each such certificate shall be signed by any two (2) of: the Chairman, the President, the Clerk or the Treasurer, and each must be sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon the certificate may be facsimiles if the certificate is countersigned by the Clerk or a transfer agent, or is registered by a registrar, other than the Corporation itself or one of its employees. Each certificate for a share shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, the number of shares issued to such person and the date of issue shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the corporation for transfer shall be cancelled. No new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled, except as provided by Article VII, Section 5 below.

Section 2 Classes and Series of Classes of Stock. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, any designations, preferences or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of said preferences or rights shall be set forth in full or summarized on the face or back of each certificate which the Corporation shall issue to represent such class or series of stock; provided that, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to its shareholder who so requests, a full statement of any designations, preferences or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 3 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by such holder of record's legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney, duly executed and filed with the Clerk or transfer agent of the Corporation, and only upon surrender for cancellation of the certificates for such shares. The person whose name shall stand on the stock transfer books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. Whenever any transfer shall be made for collateral security and not absolutely, the fact shall be so expressed in the entry of said transfer. The Corporation shall be entitled to treat the registered holder of any shares as the absolute owner thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Articles of Incorporation or these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

Section 5 Lost, Destroyed or Mutilated Certificates. In case of loss, destruction or mutilation of any certificates of stock, another certificate or certificates may be issued in place thereof upon proof of such loss, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

Section 6 Dividends. Dividends upon the capital stock of the corporation may be declared by the Board of Directors in their discretion at any regular or special meeting, subject to applicable preferences and to restrictions imposed by law. Dividends may be paid in cash, in property or in shares of the Corporation's stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors, in their absolute discretion, think proper as a reserve or reserves for meeting contingencies, for repairing or maintaining any property of the Corporation or for such other purposes as the directors may determine to be in the best interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7 Restrictions on Transfer. The Corporation may enter into appropriate agreements with shareholders restricting the transfer of one or more classes of the Corporation's stock. Transfer of the Corporation's stock shall be subject to such restrictions as may be set forth in any agreement between the Corporation and the holders of such stock. All restrictions on transfer shall be duly noted on the stock certificates to which such restrictions apply.


                                  ARTICLE VIII

                                 Corporate Seal

         If it is desired, the Corporation shall have a circular seal containing the name of the Corporation, the year of its creation, and the word "Maine." A corporate seal may be adopted at any time by a vote of the Board of Directors at a meeting duly called and held in accordance with these Bylaws.

                                   ARTICLE IX

                                   Fiscal Year

The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December in each year.


                                    ARTICLE X

                                   Amendments

         These Bylaws may be altered, amended or repealed and any new Bylaws may be adopted by the Board of Directors or shareholders entitled to vote to elect directors. Notwithstanding the foregoing, the directors may not, for 2 years after such shareholders have amended or repealed any bylaw provision, amend or readopt the bylaw provision, thus amended or repealed by such shareholders. Action by the directors with respect to the bylaws shall be taken by a vote of a majority of those voting thereon, and action by the shareholders with respect to the bylaws shall be taken by a majority of total votes of all shares of each class of the Corporation's capital stock at the time outstanding, voting together as a single class unless otherwise required by statute.



Date adopted:  August   , 1996

                                                     ---------------------------
                                                     Daniel G. McKay, Clerk